UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  July 11, 2007

HALLIBURTON COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-3492	No. 75-2677995
(Commission File Number)	(IRS Employer Identification No.)

1401 McKinney, Suite 2400, Houston, Texas	77010
(Address of Principal Executive Offices)	(Zip Code)

(713) 759-2600
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 1.01.	Other Events.

On July 11, 2007, the Board of Directors of Halliburton approved Halliburton entering into individual indemnification agreements with certain of its officers.

The indemnification agreements for officers provide that Halliburton will indemnify and advance certain expenses to an officer to the fullest extent, and only to the extent, permitted by applicable law in effect as of the date of the agreement and to such greater extent as applicable law may thereafter from time to time permit, including the rights provided under the agreement.  Under the agreement, an officer will be indemnified against certain expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by or on such officer’s behalf in connection with a proceeding or any claim, issue or matter, if he or she acted in good faith and in a manner the officer reasonably believed to be in, or not opposed to, the best interests of Halliburton.

The form of Indemnification Agreement for officers is attached to this report as Exhibit 10.1

Halliburton’s practice is to enter into indemnity agreements with its directors upon their election to Halliburton’s Board of Directors.  The form of Indemnification Agreement for directors is attached to this report as Exhibit 10.2.

Item 9.01.	Financial Statements and Exhibits.

The exhibits listed below are filed herewith.

(c)	Exhibits.

10.1	Form of Indemnification Agreement for Officers

10.2	Form of Indemnification Agreement for Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALLIBURTON COMPANY

Date: August 1, 2007	By:	/s/ Robert L. Hayter
Robert L. Hayter
Assistant Secretary